UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2017

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we,” “us,” and “our” refer to Five Star Quality Care, Inc.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 24, 2017, we entered into an amended and restated credit agreement with Citibank, N.A., as administrative agent and lender, and a syndicate of other lenders, or the credit agreement, pursuant to which we continue to have a $100.0 million secured revolving credit facility, or the credit facility, that is available for general business purposes, including acquisitions.  The credit facility replaced our then existing secured revolving credit facility, or the previous credit facility, which was scheduled to expire in April 2017.  We had no borrowings outstanding under the previous credit facility at the time we entered into the credit agreement.

The maturity date of the credit facility is February 24, 2020, and, subject to our payment of extension fees and meeting other conditions, includes options for us to extend the stated maturity date of the credit facility for two, one year periods.  Other terms of the credit facility are substantially similar to those of the previous credit facility, including that we are required to pay interest at an annual rate of LIBOR plus a premium of 250 basis points on borrowings under the credit facility; that we are also required to pay a quarterly commitment fee of 0.35% per annum on the unused part of the credit facility; and that we may draw, repay and redraw funds until maturity, and no principal repayment is due until maturity.

We are the borrower under the credit facility, and certain of our subsidiaries guarantee our obligations under the credit facility, which is secured by real estate mortgages on 10 senior living communities with a combined 1,219 living units owned by our guarantor subsidiaries and our guarantor subsidiaries’ accounts receivable and certain related collateral.  The amount of available borrowings under the credit facility is subject to our having qualified collateral, which is primarily based on the value of the properties securing our obligations under the credit facility.  Accordingly, the availability of borrowings under the credit facility at any time may be less than $100 million.

The credit facility provides for acceleration of payment of all amounts outstanding upon the occurrence and continuation of certain events of default, including a change of control of us, as defined.  The credit agreement contains a number of financial and other covenants, including covenants that restrict our ability to incur indebtedness or to pay dividends or make other distributions under certain circumstances and require us to maintain certain financial ratios and a minimum net worth.

Citibank, N.A. and the other lenders party to the credit agreement, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us.  They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing description of the credit agreement is not complete and is subject to and qualified in its entirety by reference to the credit agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the credit agreement in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

On February 27, 2017, we issued a press release regarding the credit facility, a copy of which is attached hereto as Exhibit 99.1.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY

FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  OUR OPTIONS TO EXTEND THE MATURITY DATE OF THE CREDIT FACILITY ARE SUBJECT TO OUR PAYMENT OF EXTENSION FEES AND MEETING OTHER CONDITIONS, BUT THE APPLICABLE CONDITIONS MAY NOT BE MET.

•                  ACTUAL COSTS UNDER THE CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE CREDIT FACILITY.

•                  THE AMOUNT OF AVAILABLE BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF THE ASSETS SECURING OUR OBLIGATIONS UNDER THE CREDIT FACILITY. ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $100.0 MILLION.  ALSO, THE AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of February 24, 2017, among Five Star Quality Care, Inc., the Guarantors party thereto, Citibank, N.A. and the other parties thereto.

99.1	Press release dated February 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Chief Financial Officer and Treasurer

Dated:  February 27, 2017